Ex99-20

AMENDED AND RESTATED
 LIMITED LIABILITY COMPANY AGREEMENT
 OF
 TORO ENERGY OF MICHIGAN, LLC

        This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Toro Energy of Michigan, LLC, a Delaware limited liability company (the “Company”), is entered into by Toro Partners, LP, a Texas limited partnership (“Toro Partners”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) (the “Act”), for the regulation and management of the Company.

W I T N E S S E T H

        WHEREAS, the Company was formed on September 14, 1999, when its Certificate of Formation was filed with the Secretary of State of the State of Delaware;

        WHEREAS, Toro Partners adopted that certain Amended and Restated Limited Liability Company Agreement of Toro Energy of Michigan, LLC, dated September 30, 1999 (the “Original Agreement”), for the regulation and management of the Company; and

        WHEREAS, Toro Partners, being the sole member of the Company, desires to amend and restate the Original Agreement in its entirety.

        NOW, THEREFORE, in consideration of the premises, Toro Partners hereby amends and restates the Original Agreement as follows:

1.      Name.    The name of the limited liability company is Toro Energy of Michigan, LLC.

2.      Purpose.    The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be formed under the Act and which is not forbidden by the law of the jurisdiction in which the Company engages in that business.

3.      Registered Office; Registered Agent.    The registered office and registered agent of the Company in the State of Delaware shall be as specified in the Certificate of Formation (the "Certificate of Formation") filed with the Secretary of State of the State of Delaware. The Board of Managers may change the registered office and the registered agent at such times as the Board of Managers determines appropriate in any manner provided by law.

4.      Principal Office.    The principal office of the Company (at which the books and records of the Company shall be maintained) shall be at such place as the Board of Managers may designate, which need not be in the State of Delaware. The Company may have such other offices as the Board of Managers may designate.

5.      Member.

     (a)      The term ’Member“ as used in this Agreement means Toro Partners, in its capacity as a member (as defined in the Act) of the Company, and any person hereafter admitted to the Company as a member, but such term does not include any person who has ceased to be a member of the Company. The name and the mailing address of the initial Member are as follows:

           Toro Partners, LP
           10 Lafayette Square
           Buffalo, NY 14203

     (b)      The Member shall not cease to be a member of the Company upon the occurrence of any event described in Section 18-304 of the Act.

6.      Powers.    The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2, including any and all powers set forth in the Act.

7.      Term.    The term of the Company commenced on the date of the filing of the Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of: (a) the written election of the Member, (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act, or (c) the occurrence of an event that causes there to be no members of the Company, unless the Company is continued in accordance with the Act. No other event shall cause a dissolution of the Company.

8.      Capital Contributions.    The Member shall make capital contributions to the Company at such times and in such amounts as determined by the Member in its sole discretion. All capital contributions made by the Member to the Company shall be credited to the Member's account.

9.      Distributions.    The Company shall make cash distributions to the Member at such times and in such amounts as may be determined by the Board of Managers. The Company may make non-cash distributions to the Member at such times and in such forms as may be determined by the Board of Managers. Notwithstanding any other provision of this Agreement, neither the Company, nor the Board of Managers on behalf of the Company, shall make a distribution to the Member if such distribution would violate the Act or other applicable law.

10.      Management.    Subject to the provisions of the Act and any limitations in this Agreement as to action to be authorized or approved by the Member, all management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the "Board of Managers"), comprised of a number of individuals (no less than 2) (each, a "Manager") determined by the Member and each of whom shall be appointed by the Member. Collectively, the Managers shall constitute "managers" of the Company within the meaning of the Act. The Board of Managers may delegate certain of its powers to officers (the "Officers"), who shall be agents of the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Managers and of the Officers shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Managers, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers. In addition to the powers that now or hereafter may be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Board of Managers (subject to Section 11 of this Agreement) and the Officers (subject to Section 12 of this Agreement and the direction of the Board of Managers) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company. The Member, by virtue of its status of a member of the Company, shall not have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

11.      Board of Managers.

     (a)      Election and Removal of Managers.    Upon election by the Member, each Manager shall hold office until death, disability, resignation or removal at any time at the pleasure of the Member. If a vacancy occurs on the Board of Managers, the Member shall elect a successor so that the Board of Managers remains fully constituted at all times.

     (b)      Meetings and Approval Requirements.

          (i)      Regular Meetings.    Regular meetings of the Board of Managers shall be held as the Board of Managers may determine and, if so determined, no notice thereof need be given. Special meetings of the Board of Managers shall be held at the written request of any Manager.

          (ii)      Telephonic Meetings.    Any meeting of the Board of Managers may be held by conference telephone call or through similar communications equipment by means of which all persons participating in the meeting are able to hear each other. Participation in a telephonic or videographic meeting held pursuant to this section shall constitute presence in person at such meeting.

          (iii)      Notices.    Notices of regularly scheduled meetings of the Board of Managers shall not be required unless the time or place of a particular regular meeting is other than as set forth in the schedule of regular meetings previously approved by the Board of Managers. Notices of special meetings shall be required and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Special meetings shall be held at the address specified in the notice of such meeting or at such other place as shall be agreed by the Managers. Notice of a special meeting shall be given in writing to each Manager not less than two (2) nor more than fifteen (15) days before the date of the meeting. Managers may waive in writing the requirements for notice before, at or after the special meeting involved. The presence of a Manager at a meeting shall constitute waiver of notice unless said Manager expressly states otherwise at the outset of such meeting.

          (iv)      Quorum.    At each meeting of the Board of Managers, the presence in person or by electronic means, as the case may be, of a majority of the Managers shall be necessary to constitute a quorum for the transaction of business by the Board of Managers.

          (v)      Approval Requirements.    The Board of Managers may act either through the presence of Managers voting at a meeting or by written consent without a meeting as described in clause (vi) below. In the case of actions taken at a meeting, the affirmative vote of at least a majority of the Managers present in person or by electronic means, as the case may be, and voting at a duly held meeting of the Board of Managers where a quorum is present shall be necessary for any action of the Board of Managers.

          (vi)      Written Consents.    Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by at least a majority of the Managers. Such consents shall be filed with the minutes of the proceedings of the Board of Managers.

          (vii)      Compensation and Reimbursement.    Except as determined by the Board of Managers, no compensation or fees shall be paid by the Company to any individual for serving as a Manager. However, Managers shall be entitled to reimbursement by the Company for reasonable expenses incurred in attending meetings of the Board of Managers.

          (c)      Initial Managers.    The initial Managers, as of the effectiveness of this Agreement, are as follows:

B. H. Hale

  R. J. Tanski

12.      Officers.

     (a)      Appointment and Tenure.

          (i)      The Officers of the Company shall be comprised of one or more individuals designated from time to time by the Board of Managers. No Officer need be a resident of the State of Delaware. Officers of the Company are not "managers," as that term is used in the Act. Each Officer shall hold his office for such term and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and other agents of the Company shall be fixed from time to time by the Board of Managers.

          (ii)      The Officers of the Company may be comprised of a president, a secretary and a treasurer. The Board of Managers may also designate one or more vice presidents, assistant secretaries and assistant treasurers. The Board of Managers may designate such other Officers and assistant officers and agents as the Managers shall deem necessary.

     (b)      Removal.    Any Officer may be removed as such at any time by the Board of Managers, either with or without cause, in the discretion of the Board of Managers.

     (c)      President.    The president, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Board of Managers and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Board of Managers.

     (d)      Vice Presidents.    The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Board of Managers, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Board of Managers may from time to time prescribe.

     (e)      Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Board of Managers may from time to time prescribe. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Board of Managers, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

     (f)      Treasurer; Assistant Treasurers.    The treasurer, if one is designated, shall have custody of the Company's funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Board of Managers. The treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render the president and the Board of Managers, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe. If required by the Board of Managers, the treasurer shall give the Company a bond of such type, character and amount as the Board of Managers may require. The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Board of Managers, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Managers may from time to time prescribe.

13.      Powers of Execution.

     (a)      Checks and Notes.    All checks and other demands for money and notes and any other instrument for the payment of money shall be signed on behalf of the Company by such Officer or by such other person or persons as the Board of Managers may from time to time designate. The signature of such Officer or any such other person may be a facsimile if so authorized by the Board of Managers.

     (b)      Contracts and Deeds.    All contracts, deeds and instruments shall be signed on behalf of the Company by such Officer or by such other person or persons as the Board of Managers may from time to time designate.

     (c)      Interests in Other Entities.    All shares of stock, partnership interests, limited liability company interests or other interests owned by the Company in other entities shall be voted or represented, as the case may be, on behalf of the Company by such Officer or such other person or persons as shall be designated by the Board of Managers.

14.      Exculpation.   NEITHER THE MANAGERS, THE MEMBER, NOR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER, SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE TO THE COMPANY OR THE MEMBER FOR ANY ACTION TAKEN OR FAILURE TO ACT (EVEN IF SUCH ACTION OR FAILURE TO ACT CONSTITUTED THE NEGLIGENCE OF A PERSON, INCLUDING THE PERSON FOR WHOM EXCULPATION IS SOUGHT HEREUNDER) ON BEHALF OF THE COMPANY WITHIN THE SCOPE OF THE AUTHORITY CONFERRED ON THE PERSON DESCRIBED IN THIS AGREEMENT OR BY LAW UNLESS SUCH ACT OR OMISSION WAS PERFORMED OR OMITTED FRAUDULENTLY OR CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE MANAGERS, THE MEMBER, OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER HAVE DUTIES (INCLUDING FIDUCIARY DUTIES) AND LIABILITIES RELATING TO THE COMPANY, THE MANAGERS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER ACTING UNDER THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR THE MEMBER FOR THEIR RELIANCE ON THE PROVISIONS OF THIS AGREEMENT. THE PROVISIONS OF THIS AGREEMENT, TO THE EXTENT THAT THEY EXPAND OR RESTRICT THE DUTIES AND LIABILITIES OF THE MANAGERS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR THE MEMBER OTHERWISE EXISTING AT LAW OR IN EQUITY, ARE AGREED TO BY THE MEMBER PURSUANT TO THE PROVISIONS OF SECTION 18-1101 OF THE ACT TO REPLACE SUCH OTHER DUTIES AND LIABILITIES OF THE MANAGERS, THE MEMBER OR ANY OWNER, OFFICER, DIRECTOR OR EMPLOYEE OF THE COMPANY OR OF THE MEMBER.

15.      Indemnification.

     (a)      The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was, at any time prior to or during which this Section 15 is in effect, a Manager, an Officer or Member of the Company, or is or was, at any time prior to or during which this Section 15 is in effect, serving at the request of the Company, as a manager, director or officer of a corporation, partnership, limited liability company, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

     (b)      Expenses incurred by a person who is or was a Manager, an Officer or Member of the Company in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member, Officer or Manager to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Section 15. The indemnification and advancement of expenses provided by this Section 15 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, this Agreement, the decision of the Board of Managers, or the Member or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of any such person, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a manager, officer or member and shall inure to the benefit of the heirs, executors and administrators of such person.

     (c)      The rights provided by this Section 15 are for the benefit of the persons referred to herein and their respective heirs, executors and administrators and shall be legally enforceable against the Company by such persons (who shall be presumed to have relied on such rights in undertaking or continuing any of the positions referred to herein) or by their respective heirs, executors and administrators. No amendment to or restatement of this Section 15, or merger, consolidation, conversion or reorganization of the Company, shall impair the rights of indemnification provided by this Section 15 with respect to any action or failure to act, or alleged action or failure to act, occurring or alleged to have occurred prior to such amendment, restatement, merger, consolidation, conversion or reorganization.

16.      Mergers and Exchanges.    Subject to the requirements of the Act, the Company may be a party to a merger, consolidation, share or interest exchange or other transaction authorized by the Act.

17.      Amendments to this Agreement.    The power to alter, amend, restate, or repeal this Agreement or to adopt a new limited liability company agreement is vested in the Member. This Agreement may be amended, modified, supplemented or restated in any manner permitted by applicable law and approved by the Member.

18.      Governing Law.    This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to principles of conflict of laws), all rights and remedies being governed by said laws.

        IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Agreement to be effective as of June 3, 2003.

TORO PARTNERS, LP

By: Upstate Energy Inc., its sole general partner

By: /s/ B. H. Hale
Name: B. H. Hale
Title: President